Exhibit 10.2
AMENDMENT TO THE
ASPEN INSURANCE HOLDINGS LIMITED
2006 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, Aspen Insurance Holdings Limited, a Bermuda corporation (the “Company”) has adopted the Aspen Insurance Holdings Limited 2006 Stock Incentive Plan for Non-Employee Directors (As Amended Effective March 21, 2007) (the “Plan”); and
     WHEREAS, the [Board of Directors/Committee] has determined that it would be in the best interests of the Participants to amend the Plan to comply with Section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     NOW THEREFORE, the Plan is amended as follows:

1.	Section 8(b) shall be amended by renumbering the paragraph as Section 8(b)(i) and adding the following subsection:
     "(ii) Notwithstanding the provisions of Section 8(b)(i), (A) in the event of a Change in Control, no payment shall be accelerated for any Award which constitutes “deferred compensation” under Section 409A of the Code unless such Change in Control is a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations and (B) to the extent that a Change in Control does constitute a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations, then, with respect to any Award which would be considered “deferred compensation” under Section 409A of the Code on the date of such Change in Control, the restrictions and other conditions applicable to any such Award shall lapse, and such Award shall become vested, payable in full and immediately settled and distributed.”

2.	Section 16 is restated in its entirety as follows:
     “16.     Section 409A Compliance
     The provisions of this Plan and any Awards made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the United States Department of the Treasury or the Internal Revenue Service.”
     Except as expressly amended herein, the provisions of the Plan shall remain in full force and effect.